SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

|X|  Definitive Information Statement



                         CALIFORNIA SOFTWARE CORPORATION
                (Name of Registrant as Specified In Its Charter)



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               pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

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


                         CALIFORNIA SOFTWARE CORPORATION
                                 2485 McCabe Way
                            Irvine, California 92614

                                ----------------
                       NOTICE OF ACTIONS TAKEN PURSUANT TO
                       THE WRITTEN CONSENT OF SHAREHOLDERS
                                ----------------



To Our Shareholders:

     Notice is hereby given to the holders of the issued and outstanding shares of common stock (the "Common Stock") of California Software Corporation, a Nevada corporation (the "Company"), that the Board of Directors of the Company and the holders of the majority of the outstanding shares of Common Stock have approved the following corporate actions:

     1. The election of two (2) members of the Board of Directors to serve until the next annual meeting of shareholders.

     2. The ratification of Stark, Tinter and Associates, LLP as the Company's independent accountants for the year ended December 31, 2001 (collectively, with the election of directors, the "Proposals").

     The Board of Directors fixed the close of business on October 12, 2001 as the record date for the determination of shareholders entitled to receive this Information Statement. Your attention is directed to the attached Information Statement.

     The Company expects the Proposals will become effective twenty (20) days after the mailing of the attached Information Statement which is anticipated to occur on November 1, 2001.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ Carol Conway DeWees
                                        -----------------------
                                        Carol Conway DeWees,
                                        Secretary

Irvine, California
October 12, 2001

                         CALIFORNIA SOFTWARE CORPORATION
                                 2485 McCabe Way
                            Irvine, California 92614

                             ----------------------
                              INFORMATION STATEMENT
                             ----------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


     This Information Statement is furnished by the Board of Directors of California Software Corporation, a Nevada corporation (the "Company") to the holders of record of the issued and outstanding shares of common stock of the Company at the close of business on October 12, 2001 (the "Record Date") in connection with the approval by the holders of a majority of the Company's outstanding shares of common stock of the following corporate actions in accordance with Sections 78.315 and 78.320 of the Nevada Revised Statutes: (1) the election of two members of the Board of Directors to serve until the next annual meeting of shareholders and (2) the ratification of Stark, Tinter and Associates, LLP as the Company's independent accountants for the year ended December 31, 2001 (collectively, the "Proposals").

     Only holders of record of the Company's common stock (the "Common Stock") at the close of business on October 12, 2001 are entitled to receive this Information Statement in connection with the adoption and approval of the foregoing actions. As of October 12, 2001, the Company had issued and outstanding 13,679,825 shares of Common Stock. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of Common Stock issued and outstanding on the Record Date represents one vote for purposes of determining whether a majority of the issued and outstanding shares have approved and adopted the foregoing actions. The outstanding shares of Common Stock at the close of business on the Record Date for determining shareholders who would have been entitled to notice of and to vote on any matter submitted to shareholders at a meeting of shareholders, were held by approximately 215 shareholders of record. There are no dissenters' rights with respect to any of the foregoing actions.

     The Board of Directors of the Company unanimously approved the foregoing actions by written consent effective as of October 12, 2001 and the holders of a majority of the outstanding shares of Common Stock approved these actions by written consent as of October 12, 2001. Accordingly, your consent is not required and is not being solicited in connection with the foregoing actions.

     The Company expects the Proposals will become effective twenty (20) days after the mailing of the attached Information Statement which is anticipated to occur on November 1, 2001.

     The Company will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement. This Information Statement constitutes notice to the Company's shareholders of corporate action by shareholders without a meeting as required by Chapter 78 of the Nevada Revised Statutes. This Information Statement is accompanied by the Company's most recent Annual Report on Form 10-KSB which has been previously filed with the Securities and Exchange Commission (the "Commission") and the Company's Current Reports.

     The Board of Directors does not know of any matters, other than the Proposals that require approval by the shareholders of the Company and for which notice is to be provided to the shareholders.

                              ELECTION OF DIRECTORS

     On October 12, 2001, the Board of Directors by action taken without a meeting by written consent, nominated the following two individuals to serve as members of the Board of Directors until the next annual meeting of shareholders or until their respective successors are elected and shall qualify: R. Bruce Acacio and Carol Conway DeWees. (collectively, the "Nominees").

     On October 12, 2001 the holders of a majority of the shares of the Company's outstanding common stock elected the Nominees by action taken without a meeting by written consent.

Management of the Company

     Set forth below is certain information with respect to the executive officers and nominees of the Board of Directors of the Company.

      Name                    Age                      Position
      ----                    ---                      --------

R. Bruce Acacio               41        Chief Executive Officer and Chairman of
                                          the Board of Directors

Carol Conway DeWees           58        President, Secretary and Director

--------------------

     R. Bruce Acacio is Chairman of the Board and Chief Executive Officer of the Company, and has held those positions since the Company's inception. Mr. Acacio is the former President and Chief Executive Officer of California Software Products, Inc. ("CSPI"), a predecessor company. At CSPI, Mr. Acacio was responsible for the release of new versions of CSPI's trademarked BABY/36 and BABY/AS2000 products.

     Carol Conway DeWees is the President and Secretary of the Company and serves as a director on the Board of Directors. Ms. DeWees has served as a director since the Company's inception and has served as the President and Secretary of the Company since July 1999. Prior to that, Ms. DeWees served as Vice President of the Company and was responsible for new product development and support. Ms. DeWees is the former Vice President and Chief Financial Officer of CSPI.

Meetings of Board and Committees

     The Board of Directors held one meeting during the fiscal year ended December 31, 2000, and has held five meetings since the end of such fiscal year. Among the incumbent nominees for membership on the Board of Directors, all attended 100% of the meetings of the Board of Directors during the 2000 fiscal year.

     The Board of Directors has not established an Audit Committee, a Compensation Committee, or a Nominating Committee, and, in practice, the entire Board performs the function of such committees.

Director Compensation

     The Company may periodically award options to its Directors under its 2000 Stock Option Plan. Options granted to non-employee Directors of the Company under the Plan have a term not to exceed ten years and an exercise price in an amount determined by the Board of Directors or a committee thereof administering the Plan. During the fiscal year ended December 31, 2000, the Company did not issue any options to purchase shares of its Common Stock to its non-employee Directors.

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


     The Company's Amended and Restated Articles of Incorporation and the Bylaws provide for indemnification of the Company's directors and executive officers to the extent permissible under Nevada law. The Company generally enters into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. Among other things, these agreements provide that the Company will indemnify, subject to certain requirements, the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services by such person as a director or executive officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 12, 2001, with respect to the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to be beneficial owners of more than 5% of the Company's Common Stock, (ii) each director and Named Executive Officer, and
(iii) by all executive officers and directors as a group.

Name and Address              Amount and Nature of                 Percent of
of Beneficial Owner (1)       Beneficial Ownership              Common Stock (2)
-----------------------       --------------------              ----------------

R. Bruce Acacio                    3,502,594(1)                      25.60%

Carol Conway                       3,352,548(1)                      24.51%

All executive officers
and directors as a group
(2 members)                        6,855,142                         50.11%

--------------------

(1) The address of each beneficial owner is c/o California Software Corporation, 2485 McCabe Way, Irvine, CA 92614.

(2) The number of shares outstanding used in this calculation was the number of shares of Common Stock actually outstanding on October 12, 2001.


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


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning compensation paid to the Company's Chief Executive Officer and each of the other significant employees and highest paid executive officers of the Company who received an annual salary and bonus of more than $100,000 for services rendered to the Company during the fiscal year ended December 31, 2000 (the "Named Executive Officers").

                                         Annual Compensation
         Name and                        --------------------      All Other
    Principal Position         Year(1)   Salary($)   Bonus($)   Compensation($)
    ------------------         -------   ---------   --------   ---------------

R. Bruce Acacio,                2000     $225,000         $0       $1,000(2)
Chairman of the Board and
Chief Executive Office

Carol Conway,                   2000     $180,000         $0       $1,000(2)
   President and Secretary

---------------------

(1) No executive officer of the Company drew a salary from the Company prior to January 12, 2000.
(2) These payments consist of amounts funded by the Company's 401(k) plan for the year ended December 31, 2000.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     There were no option exercises by any of the Named Executive Officers during the year ended December 31, 2000.

Employment Agreements and Termination of Employment Arrangements

     On December 13, 1999, the Company entered into an employment agreement with Bruce Acacio, its Chief Executive Officer. The agreement has a three year term and the total consideration to be paid under such agreement is summarized as follows:

                                               Year 1       Year 2       Year 3
                                               ------       ------       ------
Annual base salary                            $225,000     $300,000     $350,000
Annual bonus(1)                               $100,000     $100,000     $100,000
Options to purchase Common Stock(2)            300,000      300,000      300,000


     In addition, on December 13, 1999, the Company also entered into an employment agreement with Carol Conway DeWees, its President. The agreement also has a three year term and the total consideration to be paid under such agreement is summarized as follows:

                                               Year 1       Year 2       Year 3
                                               ------       ------       ------
Annual base salary                            $180,000     $230,000     $280,000
Annual bonus(1)                               $100,000     $100,000     $100,000
Options to purchase Common Stock(2)            250,000      250,000      250,000

----------------------

(1) Bonuses are to be paid quarterly based upon a percentage of achievement of revenue goals set forth by the Company's Board of Directors.
(2) Option grants are to be issued at the end of each year during the term of the agreement and are exercisable at the end of the initial term of the agreement.

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


     Both agreements provide that, upon termination of the employee as a result of unlawful or dishonest acts by the employee, conviction of the employee of a felony offense, or a breach of any term of the employment agreement by the employee, the Company shall pay the employee the full amount of compensation accrued as of the date of termination. In addition, both agreements provide for the immediate payment of all compensation due under the agreement for the remainder of the term of the agreement upon the termination of employment due to a default or breach of any term of the agreement by the Company. Finally, both agreements contain non-competition provisions as well as provisions under which both officers will continue to serve the Company in the same capacity in the event of a change of control.

Compensation Committee Interlocks and Insider Participation

     There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

Interests of Certain Persons in Matter to be Acted Upon

     All directors and executive officers of the Company are eligible to participate in the Company's 2000 Stock Option Plan (the "Option Plan") and to receive option grants thereunder and, as of December 1, 2000, the following individuals, each of whom has been a director or executive officer of the Company at some time since the beginning of the last fiscal year, have been granted options to purchase shares of the Company's Common Stock pursuant to the Option Plan: R. Bruce Acacio and Carol Conway DeWees. Additionally, the Proposals were approved by R. Bruce Acacio and Carol Conway DeWees, the holders of a majority of the outstanding shares of Common Stock, both of whom are Nominees.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     On October 12, 2001, the Board of Directors authorized the appointment of Stark, Tinter and Associates, LLP as its principal independent public accountants to perform the audit of the Company's financial statements for fiscal year 2001. The holders of a majority of the outstanding shares of the Company's Common Stock have ratified this appointment.

                           ACTIONS BY WRITTEN CONSENT

     Under Section 78.320 of the Nevada Revised Statutes and the Company's Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of Common Stock of the Company).

     Effective October 12, 2001, by action by written consent in lieu of a special meeting of the Board of Directors, the Board of Directors of the Company fixed October 12, 2001 as the Record Date for purposes of determining the holders of record of the Company's Common Stock eligible to notice of and entitled to give their consent to the actions proposed above.

     Effective as of October 12, 2001 the holders of a majority of the shares of Common Stock approved and adopted the foregoing actions by written consent. Accordingly, your consent is not required and is not being solicited in connection with the foregoing actions.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), proposals by shareholders which are intended for inclusion in the Company's proxy statement and proxy and to be presented at the Company's next annual meeting of shareholders must have been received by the Company at its principal executive offices on or before August 29, 2002 for consideration by the Company for possible inclusion in the proxy material for that meeting. Such proposals should have been addressed to the Company's Secretary and may be included in the proxy materials for that meeting if they complied with certain rules and regulations of the Commission governing shareholder proposals. For all other proposals by shareholders to be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than November 12, 2002. If a shareholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in the Company's proxy statement).

                           INCORPORATION BY REFERENCE

     This Information Statement incorporates certain business and financial information about the Company that has not been included in or delivered with this document. The Company will provide copies of any and all of these materials (excluding exhibits), without charge, upon written or oral request to:
California Software Corporation, 2485 McCabe Way, Irvine, California 92614,
Attention: Corporate Secretary. For additional information about the availability of documents concerning the Company that have been filed with the Commission, see "Available Information" immediately below.

     This Information Statement incorporates by reference the Company's Annual Report on Form 10-KSB for the twelve months ended December 31, 2000, the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001 and the Company's Current Reports on Form 8-KA, as amended and filed with the Commission during the period from December 31, 2000 until the date of this Information Statement.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such previous statement and to the extent that any subsequently filed document modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     All information appearing in this Information Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the document incorporated herein by reference.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission relating to its business, financial statements and other matters. Reports and information statements filed pursuant to the informational requirements of the Exchange Act and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606 and Northeast Regional Office at 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be obtained electronically by visiting the Commission's web site on the Internet at http://www.sec.gov. The Common Stock of the Company is listed for quotation on the OTCBB under the symbol "CAWC."

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